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                                                                    Exhibit 10.6

              EMPLOYEE BENEFITS SERVICES AND LIABILITIES AGREEMENT

         Following the transfer of the Natural and Flexible Graphite Products business of UCAR Carbon Company Inc. and its subsidiaries, ("UCAR") to UCAR Graph-Tech Inc. ("Graph-Tech") pursuant to a Transfer Agreement between UCAR and Graph-Tech (the "Transfer Agreement"), which transfer was effective as of January 1, 2000, (the "Closing Date"), UCAR will maintain certain employee benefits functions on behalf of Graph-Tech and Graph Tech's subsidiaries. This Agreement sets forth the parties' understanding of that arrangement.

         1. As used herein, the term "Services shall mean the services described in Annex A attached hereto, which services will be provided by UCAR to Graph-Tech and Graph-Tech's subsidiaries hereunder with respect to the employee benefit plans listed in Annex B attached hereto (collectively, the "Plans"). The Services and the Plans may be added to, terminated or modified from time to time by UCAR in its discretion.

         2. The type, quality and manner of performance of the Services will be the same as the type, quality and manner of performance of services provided to Graph-Tech's businesses prior to the Transfer; provided, however, that the parties recognize that in some cases the practices, procedures and methods followed in connection with providing comparable services prior to the Transfer will have to be modified in order to provide the Services.

         3. Graph-Tech will pay UCAR monthly for the Services in accordance with Annex C attached hereto.

         4. In addition to the monthly payments, Graph-Tech will pay to UCAR an amount equal to Graph-Tech's share of monthly costs with respect to the Plans. Such costs shall be determined in accordance with the current standard practices, policies and procedures of UCAR. Graph-Tech's share of such costs shall be determined on the same basis on which the share of such costs is determined for all other business units of UCAR. The present policies, practices and procedures for determining such costs

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                  and the present basis for allocating such costs among business units of UCAR are set forth in Annex D attached hereto. In the event that, by mutual agreement of the parties, Graph-Tech's obligation to make payments under this paragraph is terminated, Graph-Tech shall nonetheless continue to be obligated to pay UCAR in accordance with paragraph 3.

         5. UCAR will compute the payments due in accordance with paragraph 3 and the payments due in accordance with paragraph 4 and will invoice Graph-Tech monthly. Payment will be due within thirty (30) days of receipt of the invoices.

         6. This agreement shall be deemed to commence as of January 1, 2000 and will continue in force on the terms and conditions described herein until terminated by mutual agreement of the parties.

         7. Notwithstanding anything to the contrary contained in the Corporate Services Agreement dated as of January 1, 2000 by and between the parties hereto (the "Service Agreement"), UCAR shall continue to provide and Graph-Tech shall continue to accept and pay for Payroll and Related Services under the Service Agreement while Services are being provided hereunder.

         8. THERE ARE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES TO BE PROVIDED HEREUNDER AND NO REPRESENTATION OR WARRANTY SHALL BE IMPLIED UNDER THIS AGREEMENT OR AT LAW, INCLUDING, WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AS TO THE SERVICES.

         9. UCAR shall act, and shall be deemed to act, as an independent contractor, and not as an agent, partner or joint venturer, in connection with the Services.

         10. In addition to any other amounts payable hereunder, Graph-Tech shall promptly reimburse UCAR for any taxes, excises, imposts, duties, levies, withholdings or other similar charges (excepting any taxes, excise, imposts, duties, levies, withholdings or charges based on net income) that may be required to be paid on account of the Services; provided, however, that no such reimbursement shall be made to the extent any of the foregoing have been included in the calculation of the compensation due

         11. Receipt of any Service hereunder shall constitute an unqualified acceptance of the Service and a waiver of any and all claims with respect to such Service unless UCAR receives written notice of such claims within sixty (60) days after receipt of Service. In the case of failure to provide



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                  any Service, any and all claims with respect to such Service shall be waived unless written notice of such claims is received by UCAR within sixty (60) days after the date on which such Service was first required to be provided. No claim resulting from the breach hereunder as to any Service provided or for failure to provide or delay any Service shall be greater in amount than the charge for that portion of the Service in respect of which such claim is made, and in no event will UCAR or its subsidiaries or affiliates (other than Graph-Tech and Graph-Tech's subsidiaries) be liable to Graph-Tech or Graph-Tech's subsidiaries or affiliates for any special, indirect, incidental or consequential damages or any lost profits, whether based on negligence, strict liability in tort or breach of warranty or on any other basis.

         12. UCAR shall not be liable for its failure to perform hereunder to the extent that its performance is made impracticable, delayed or prevented, in whole or in part, due to any occurrence beyond its reasonable control, including without limitation: acts of God; inclement weather; floods; accidents; strikes; lockouts; fires; wars; equipment failures; labor disputes; labor shortages; riots; demonstrations; sabotage; laws, ordinances, rules, regulations, standards or decrees of governmental or other authorities, whether valid or invalid (including, without limitation, import or export prohibitions or priorities, requisitions, allocations and price adjustments restrictions); inability to obtain or unavoidable delay in obtaining necessary power, materials, facilities, services or equipment; interruption or unavoidable delay in communication or transportation; or any other occurrence which could have a material adverse impact on the ability of UCAR to perform hereunder. If UCAR fails to perform hereunder as a result of any occurrence described in the preceding sentence, UCAR shall
                  (i) give written notice to that effect to Graph-Tech promptly after an occurrence together with a statement setting forth reasonably full particulars concerning such occurrence and
                  (ii) use reasonable efforts to remedy the occurrence as quickly as possible. The requirement that such occurrence be so remedied shall not require the settlement of strikes, lockouts or other labor difficulties. To the extent required by any such

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                  occurrence, the performance by UCAR hereunder shall be
                  suspended during the continuance of any such occurrence (but for no longer period) and this agreement shall otherwise remain unaffected. If at any time during the term of this agreement such occurrence is remedied, UCAR shall promptly notify Graph-Tech and any such suspension shall end.

         13. Each party agrees to refrain and to cause its subsidiaries and affiliates to refrain from use in any manner, and to use reasonable efforts to keep confidential and to cause its subsidiaries and affiliates to use reasonable efforts to keep confidential, any and all information and data concerning the business and affairs of the other party or its subsidiaries or affiliates received as a result of this agreement, except to the extent that such party can demonstrate that the information or data (i) is generally available to the public as evidenced by prior written publication through no act or failure to act by it or its subsidiaries or affiliates, (ii) was already known to its or its subsidiaries or affiliates on a non-confidential basis on the date of receipt as evidence by written and dated records made by it or its subsidiaries or affiliates prior to the date hereof, (iii) is independently developed by Graph-Tech without reference to any information provided by UCAR, or (iv) is subsequently disclosed to it or its subsidiaries of affiliates on a non-confidential basis by a third party not having a confidential relationship with such other party or its subsidiaries or affiliates with respect to such information. Notwithstanding the foregoing, each of the parties and their subsidiaries and affiliates shall be free to disclose any such information or data to the extent, buy only to the extent, (i) required by applicable law or by a government in a duly authorized investigation or (ii) necessary to establish a position in any litigation or any arbitration or other proceeding based upon on in connection with the subject matter of this agreement. Prior to any disclosure pursuant to the preceding sentence, the disclosing party shall give reasonable prior notice to the other party of such intended disclosure and, if requested by such other party, shall use all reasonable efforts to obtain a protective order or similar protection for such other party. Neither Graph-Tech nor any of Graph-Tech's subsidiaries shall be deemed to be subsidiaries of UCAR for the purposes of this paragraph.

         14. This agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Except as otherwise expressly provided herein, nothing contained herein shall be deemed to create any third-party beneficiary rights in any individual who or entity which is not a party to this agreement. Any assignment or

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                  delegation of this agreement by either party without the prior written consent of the other party shall be void, except that no such consent shall be required with respect to an assignment or delegation made in connection with the sale, transfer or other disposition of all or substantially all of the businesses of either party or to an affiliate of the party. This agreement shall survive the transfer by UCAR or any or all of its direct or indirect interests in Graph-Tech.

         15. The validity, interpretation and performance of this agreement shall be governed by and construed in all respects in accordance with the law of the State of Delaware, without reference to its conflicts of laws rules or principles.

         16. This agreement and the Annexes attached hereto constitute the entire understanding of the parties concerning the Services to be provided hereunder and cancels and supercedes all previous agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This agreement constitutes one of the "Service Agreements" referred to in Article 1.3 of Transfer Agreement. No modification of this agreement or waiver of any provision hereof or right hereunder will be binding upon either party unless signed in writing by an authorized representative of such party.

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                  If the above correctly reflects your understanding respecting this matter, please so signify by having your authorized representative sign below.


                                     UCAR Carbon Company Inc.


                                     By:      /s/ Karen G. Narwold
                                        ----------------------------------------

                                     Name:             Karen G. Narwold

                                     Title:            Vice President



Agreed and Accepted:

UCAR Graph-Tech Inc.

By:      /s/ John J. Wetula
   -----------------------------
Name:             John J. Wetula

Title:            President


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                                Annex A: Services





A.       Benefit Plans Administration

         Design and recommend plans for management and Board approval as appropriate, and administer/monitor all Corporate Benefit plans. This includes the Health Care Plans, Pension Plan, Savings Plan, Life Insurance and numerous other formal benefit plans. Corporate Benefit Plans will also provide Retiree Services to all Graph-Tech retirees.


B.       Corporate Relocation

         Provide services to employees being transferred, new hires and temporary assignees by providing relocation counseling, transfer policy information, relocation management contacts (appraisals, realtors, mortgage lenders, etc.) through Prudential Relocation Management. Performs invoice audits. Processes reimbursements for relocation expenses.


C.       Benefit Plans Operations

         Processes, maintains and forwards to carriers, monthly, all enrollments, changes and terminations for the following plans: Basic Group Life, Medical, Dental, Major Medical, Retiree Medical, Medicare Supplement Plan (MMMSP - age 65 and over) and Long Term Disability.


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         Performs Savings Program processing functions, which include:
         before-tax and after-tax enrollments.

         Performs Pension Operations services, including calculating pension benefits, and data maintenance.


         Performs Accounting and Control functions, including recordkeeping, billing and financial analysis of benefit plans.


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                                 Annex B: Plans


         A.       Pension Plans

         -        Qualified Plans:

                  -        UCAR Carbon Retirement Plan

                  -        UCAR Carbon Savings Plan

         -        Non-Qualified Plans:

                  -        UCAR Carbon Supplemental Retirement Income Plan

                  -        UCAR Carbon Enhanced Retirement Income Plan

                  -        UCAR Carbon Equalization Benefit Plan


         B.       Savings Plans

         -        UCAR Carbon Savings Plan


         C.       Medical Plans (including Retiree Medical Plans)

         -        UCAR Carbon Medical Plan

         -        UCAR Carbon Retiree Medical Plan

         -        UCAR Carbon Medicare Supplement Plan


         D.       Dental Plans

         -        UCAR Carbon Dental Assistance Plan


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         E.       Life Insurance/Disability Plans

         -        UCAR Carbon Basic Life Insurance Plan

         -        UCAR Carbon Long Term Disability Plan

         -        UCAR Carbon Business Travel Accident Plan


         F.       Other Plans

         -        UCAR Carbon Employee Assistance Program

         -        UCAR Educational Refund Program

         -        UCAR Carbon Cafeteria Plan

         -        UCAR Health and Dependent Care Reimbursement Account Plan

         -        UCAR Student Loan Program


         G.       Corporate Relocation Services

         -        Corporate Homesale Agreement (Prudential Relocation
                  Management, Inc.)

         -        Relocation Consulting Services Agreement

         -        Prudential Mortgage Services Agreement


         H.       Other Direct Billings

         -        UCAR Bonus Plan (businesses' portion as directly identified)

         - Financial Counseling Program (businesses' portion as directly identified)


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                     Annex C: Method of Payment for Services


A.       Benefit Plans Operations and Administration

         Collection of costs is performed through a series of budget centers. At the beginning of each year, an allocation schedule is prepared for each of the individual budget centers which identifies how the actual costs incurred for that year are to be distributed to each of the various elements of Employees Plans Expense ("EPE"). Such identification is done on the basis of estimated time and effort or other logical basis of estimated costs to be incurred.

         Each month, the actual costs incurred in each of the applicable budget centers are distributed as per the annual schedule and entitled Departmental Administration. This Departmental Administration is then incorporated as a part of each element of Employee Plans Expense by Benefit Plans Accounting, and a proportionate share is allocated to each of the business units which receive that applicable element of EPE. The method of charging each business unit for EPE is covered in Annex D.

B.       Corporate Relocation Services

         Annually, a series of fixed-rate fees are established which are estimated to cover the total cost of operating the Corporate Relocation Department based on the


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         number of transferees, new hires and temporary relocations estimated to be administered in that year. Each transfer authorization/temporary assignment authorization processed generates a charge to the business/location to which the employee is being transferred. These charges, together with any associated actual costs of the Transfer Assistance Program and its related agreements and income tax gross-up procedure, are billed monthly as incurred.


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   ANNEX D: METHOD OF DETERMINATION AND ALLOCATION OF EMPLOYEE PLANS EXPENSES

The costs of these services will be assigned, allocated and billed based upon methods/procedures used to bill other businesses within UCAR. The objective is to have each business pay for its fair share of the total Benefit Plans Costs.

Pension costs consist of expenses determined under FAS 87 (actuarial valuations) plus administration cost associated with the pension plans (including qualified and non-qualified plans). Pension costs will be allocated to Graph-Tech prorata based upon total straight time earnings of its employees.

Savings plan costs (Company share) consist of expenses incurred based upon UCAR's matching contribution to the Savings plan plus administration cost associated with the savings plan. Savings plan costs will be allocated to Graph-Tech prorata based on the same percentage as the actual basic savings deductions of its employees.

Active Medical costs consist of claims, administration costs associated with the medical plan, adjustments to reserves, and reductions due to employee contributions. Active medical costs will be allocated to Graph-Tech prorata at the same percentage of Graph-Tech participants over total active participants in the medical plan.


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Retiree Medical costs consist of expenses determined under FAS 106 (actuarial valuations) and administration costs associated with the retiree medical plan. Retiree medical costs will be allocated to Graph-Tech prorata based on active headcount.

Group Life insurance costs consist of premiums paid to insurance providers, administration costs associated with the insurance plan, and reductions due to employee contributions. Group life insurance costs will be allocated to Graph-Tech, prorata based on straight time earnings of all basic group life insurance participants.

Dental costs consist of claims and administration costs associated with the dental plan. Dental costs will be allocated to Graph-Tech prorata based on total active headcount.

Employee assistance plan consists of fees to administer the plan. Employee assistance costs will be allocated to Graph-Tech prorata based on total active headcount.

Long Term disability cost consist of premiums paid to insurance providers, administration costs associated with the insurance plan, and reductions due to employee contributions. Long Term disability costs will be allocated to Graph-Tech prorata based on straight time earnings of all long term disability participants.

Other Medical costs consist of HMO premiums for participants who are in the various HMOs. HMO costs will be allocated to Graph-Tech prorata based on active headcount


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within the HMO.

Educational refund costs consist of cost to send employees to further their education (fees, books, etc.) Educational refund costs will not be allocated, but rather collected at corporate and charged as a part of the General Services provided to Graph-Tech.


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